UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020

INSMED INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	000-30739	54-1972729
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

700 US Highway 202/206

Bridgewater, New Jersey 08807

(Address of principal executive offices) (Zip Code)

(908) 977-9900

Registrant's telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INSM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2020, the Board of Directors (the “Board”) of Insmed Incorporated (the “Company”) appointed Ms. Carol A. Schafer as a member of the Board, effective April 1, 2020. Ms. Schafer will serve as a Class III director and will be subject to election at the Company’s 2021 Annual Meeting of Shareholders. Ms. Schafer has also been appointed to serve on the Board’s Audit Committee.

Ms. Schafer currently serves as a Managing Partner at Hyphen Advisors, LLC. Prior to Hyphen Advisors, Ms. Schafer worked at Wells Fargo Securities from 2007 to 2018, most recently serving as Vice Chair, Equity Capital Markets. She also previously served as the Vice President of Finance and Business Development at Lexicon Pharmaceuticals, a publicly traded biotechnology company, from 2003 to 2007, and as a Managing Director at J.P. Morgan, where she held positions of increasing responsibility from 1986 to 2003.

Ms. Schafer currently serves on the Board of Directors for the publicly traded companies Idera Pharmaceuticals, Inc. (Nasdaq: IDRA) and Five Prime Therapeutics, Inc. (Nasdaq: FPRX), as well as the private company Repare Therapeutics Inc. She holds a Master of Business Administration from New York University’s Stern School of Business and a Bachelor of Arts from Boston College.

In connection with her service on the Board, Ms. Schafer will receive an annual cash retainer consistent with the cash retainer for non-employee directors described in the Company’s definitive proxy statement relating to its 2020 Annual Meeting of Shareholders, prorated based on the date of her appointment to the Board. In addition, Ms. Schafer received a grant of restricted stock units (“RSUs”) with a grant date fair value of approximately $22,650, consistent with the annual equity award made to other non-employee directors of the Company, following proration to reflect her expected term of service during the current calendar year. The RSUs will vest on the first anniversary of the date of grant provided Ms. Schafer attends at least 75% of the meetings of the Board occurring during the year after the grant date.

There is no arrangement between Ms. Schafer and any person pursuant to which she was selected as a director. Ms. Schafer has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On April 2, 2020, the Company issued a press release announcing the appointment of Ms. Schafer to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release by Insmed Incorporated on April 2, 2020.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSMED INCORPORATED

Dated: April 2, 2020	By:	/s/ Christine Pellizzari
	Name:	Christine Pellizzari
	Title:	Chief Legal Officer